EXHIBIT 11


                      FIRST KEYSTONE CORPORATION
               COMPUTATION OF EARNINGS PER COMMON SHARE

                    Six Month Period Ended June 30,
                             2001 and 2000
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

(Dollars in Thousands)

                                               2001           2000
Primary
  Net Income                                $   2,447        $   2,481
    Shares
     Weighted average number of
     common shares outstanding              2,833,727        2,833,727
     Adjustments - increases or
     decreases                              None             None
     Weighted average number of
     common shares outstanding
     as adjusted                            2,833,727        2,833,727

     Primary earnings per common
     share                                  $     .86        $     .88


Assuming full dilution
  Net Income                                $   2,447        $   2,481
    Shares
     Weighted average number of
     common shares outstanding              2,833,727        2,833,727
     Adjustments - increases or
     decreases                              None             None
    Weighted average number of
    common shares outstanding
    as adjusted                             2,833,727        2,833,727

    Earnings per common share
    assuming full dilution                  $     .86        $     .88


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